UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 27, 2011

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The description of the Bridge Financing Purchase Agreement (as defined below) is incorporated by reference to Item 2.03 hereof.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 11, 2011, CNS Response, Inc. (the “Company”) entered into an Amended and Restated Note and Warrant Purchase Agreement (the “Bridge Financing Purchase Agreement”) in connection with a $2 million bridge financing (the “Bridge Financing”) with accredited investors.  Pursuant to the agreement, the Company on December 27, 2011 issued a subordinated secured convertible note (the “Bridge Note(s)”) in the aggregate principal amount of $250,000 and warrants to purchase 2,500,000 shares of common stock to John Pappajohn, a member of the Company’s Board of Directors, for gross proceeds to the Company of $250,000.

The Bridge Financing Purchase Agreement provides for the issuance and sale of Bridge Notes in the aggregate principal amount of up to $2,000,000, and warrants to purchase a number of shares corresponding to 100% of the number of shares issuable on conversion of the Bridge Notes, in one or multiple closings to occur no later than April 1, 2012.  To date, the Company has issued six Bridge Notes pursuant to the Bridge Financing Purchase Agreement in the aggregate principal amount of $1,080,000 and related warrants to purchase 10,800,000 shares of common stock.  Of these amounts, three Bridge Notes in the aggregate principal amount of $750,000 and warrants to purchase 7,500,000 shares of common stock have been issued to Mr. Pappajohn and one Bridge Note in the aggregate principal amount of $250,000 and warrants to purchase 2,500,000 shares of common stock have been issued to an entity affiliated with Zachary McAdoo, who is also a member of the Company’s Board of Directors.

The descriptions of the Bridge Notes and related warrants, the Bridge Financing Purchase Agreement and the Amended and Restated Security Agreement governing the second position security interest applicable to the Bridge Notes, are incorporated by reference to Item 2.03 in the Company’s Current Report on Form 8-K filed on November 17, 2011.  Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.  The form of Bridge Note is incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 filed on December 22, 2011 (the “2011 10-K”).  The form of warrant is incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 24, 2011 (the “October 8-K”).  The form of Bridge Financing Purchase Agreement is incorporated by reference to Exhibit 10.56.1 to the 2011 10-K. The Amended and Restated Security Agreement is incorporated by reference to Exhibit 10.2 to the October 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

The description of the Bridge Notes and the related warrants is incorporated herein by reference to Item 2.03.   The Bridge Notes and Bridge Note warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
January 3, 2012		Paul Buck
Chief Financial Officer